Exhibit 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Schedule 13G to which this Agreement is an exhibit (and any further amendment filed by them) with respect to the shares of Common Stock of Marquee Raine Acquisition Corp. This agreement may be executed simultaneously in any number of counterparts, all of which together shall constitute one and the same instrument.

Dated: February 16, 2021

MARQUEE RAINE ACQUSITION SPONSOR LP

Acting by its general partner,
Marquee Raine Acquisition Sponsor GP Ltd.

By:	/s/ Brandon Gardner
Name: Brandon Gardner
Title: Director

By:	/s/ Thomas S. Ricketts
Name: Thomas S. Ricketts
Title: Director

MARQUEE RAINE ACQUSITION SPONSOR GP LTD.

By:	/s/ Brandon Gardner
Name: Brandon Gardner
Title: Director

By:	/s/ Thomas S. Ricketts
Name: Thomas S. Ricketts
Title: Director

RAINE HOLDINGS AIV LLC

By:	/s/ Brandon Gardner
Name: Brandon Gardner
Title: President

RAINE SPAC HOLDINGS LLC

By:	/s/ Brandon Gardner
Name: Brandon Gardner
Title: President

RAINE RR SPAC SPV I LLC

By:	/s/ Brandon Gardner
Name: Brandon Gardner
Title: President

RICKETTS SPAC INVESTMENT LLC

By:	/s/ Alfred Levitt
Name: Alfred Levitt
Title: Secretary

MARQUEE SPORTS HOLDINGS SPAC I, LLC

By:	/s/ Crane H. Kenney
Name: Crane H. Kenney
Title: Chief Executive Officer